AGREEMENT OF PURCHASE AND SALE

	This Agreement of Purchase and Sale ("Agreement") is made effective this 28th day of December, 2001, by and between STANDARD LIFE INSURANCE COMPANY OF INDIANA
("Seller"), an Indiana corporation, and STANDARD
MANAGEMENT CORPORATION ("Buyer"), an Indiana corporation.

W I T N E S S E T H

	WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the real property and buildings and appurtenances constructed thereon (collectively, the "Property") more particularly described on Exhibit A hereto; and

	WHEREAS, Buyer and Seller wish to set forth the terms and conditions of such sale;

	NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

	PARAGRAPH 1.1 - SALE AND PURCHASE OF PROPERTY. Subject to the terms and provisions hereof, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, fee simple title to the Property, together with any reversionary rights therein and all rights in and to the easements appurtenant thereto, including, without limitation, the easement rights and reversionary rights to the center line of all public roads, streets and ways bounding the Property, if any. It is understood that the Property is a subdivided portion of a larger piece of real property (the "Campus") owned by Seller and purchased for purpose of development of office buildings, and that the portion of such Campus which is not passing to Buyer subject to this Agreement is to be retained by Seller (as more specifically set forth in Exhibit B hereto, and hereinafter referred to as the "Retained Property"), subject to a Development Plan previously filed by Seller.

	PARAGRAPH 2.1 - CONSIDERATION. As consideration for the conveyance of the Property, Buyer shall pay to Seller, at Closing, the sum of Nine Million, Three Hundred Seven
Thousand, Nine Hundred Eighty-Five and 00/100 Dollars
($9,307,985.00) (hereinafter the "Purchase Price"), payable in cash or in immediately available funds at Closing.

	PARAGRAPH 3.1 - PERMITTED ENCUMBRANCES. The conveyance of the Property shall be free and clear of all liens, leases, easements, restrictions, covenants, encroachments and reservations, except as more particularly described in Exhibit C attached hereto which are hereinafter referred to as the "Permitted Encumbrances".

	PARAGRAPH 4.1 - SURVEY. Concurrently with the execution of this Agreement, Seller shall furnish to Buyer and to Buyer's mortgagee a land description and survey of the Property and the Retained Property, both certified as to a current date and prepared by Mid-States Engineering, LLC. Such surveys shall be certified to Buyer, to Buyer's lender, and to the Title Company hereinafter referred to and shall show all adjacent public streets and roadways, the exact location of all curb cuts, access roads and entry points of all utilities to the Property and/or the Retained Property, the exact location of any easements appurtenant thereto, the exact location of any recorded or visible easements on or servicing the Property and the location of any and all drainage and utility lines on or servicing the Property.
The survey shall also certify to the Buyer's lender and the Title Company, and any other persons or entities that Buyer may request, that no portion of the Property or the Retained Property lies within a federally designated flood plain, and that there are no encroachments either onto or off of the Property except as shown.

	PARAGRAPH 5.1 - TITLE INSURANCE. At the Closing, Seller shall furnish Buyer and Buyer's lender, at Buyer's expense, with owner's and lender's policies of title insurance (the "Title Policies") issued by Chicago Title, LLC (the "Title Company") on the standard forms in use in the State of Indiana, insuring good and marketable title to the Property and improvements thereon in the Buyer as of the date of Closing, in the amount of the Purchase Price, subject only to the Permitted Encumbrances. The standard printed exceptions shall be deleted from such policies at Closing. The Title Policies shall also insure that the Property is properly zoned for the developments and buildings situated thereon, and that the Property has ingress and egress to and from immediately adjacent public streets.

	PARAGRAPH 6.1 - DELIVERY OF TITLE. Seller covenants and agrees to deliver to Buyer, at Closing, a Warranty Deed ("Deed"), properly executed and acknowledged by an authorized representative of Seller, and conveying good and marketable title to the Property to the Buyer, subject only to the Permitted Encumbrances.

	PARAGRAPH 6.2 - DOCUMENTATION AT CLOSING FROM SELLER.
Seller further agrees to deliver to Buyer, at Closing, the following instruments, properly executed and acknowledged.

(a)	A resolution of Seller's shareholders and
directors authorizing this transaction.

(b)	A vendor's affidavit on the form published
by the Indianapolis Bar Association;

(c)	A certificate which complies with Indiana's
Responsible Party Transfer Law ("IRPTL
Certificate") or certification that such an IRPTL Certificate is not required under applicable law;

(d)	Such evidence or documents as may reasonably
be required by the Buyer or the Title Company evidencing the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property.

	PARAGRAPH 6.3 - DOCUMENTATION AT CLOSING FROM BUYER.
At Closing, Buyer agrees to furnish the following to Seller.

(a)	The Purchase Price in cash or immediately
available funds.

(b)	Any other documents as may be required by
Seller or the Title Company, properly
executed and acknowledged.

	PARAGRAPH 7.1 - REPRESENTATIONS AND WARRANTIES OF SELLER. As an inducement to Buyer to enter into this Agreement, Seller hereby makes the following representations and warranties to Buyer, each of which shall be true as of the date of this Agreement and as of the date of Closing and each of which shall be deemed to be independently material, to have been relied upon by Buyer, the truth and accuracy of which shall be a condition precedent to Buyer's obligations hereunder and which representations and warranties shall survive the Closing hereunder:

(a)	With the exception of that certain Lease
Agreement from Buyer to Seller for a portion of the Property which shall be executed concurrently herewith at Closing, Seller has no knowledge of any existing Leases of any kind covering any part of the Property, and has entered into none.

(b)	To Seller's knowledge: (i) there is no
action, suit, proceeding or claim affecting the Property or any portion thereof relating to or arising out of the ownership, management, use or occupancy of the Property which is pending or is being prosecuted in any court ot by or before any federal, state, county or municipal department or commission, board, bureau, agency or other governmental or quasi-governmental agency; (ii) there is no such matter pending or claim threatened or presently being asserted; (iii) there is no proceeding pending or being prosecuted, or currently threatened, for the increase of the assessed valuation of taxes on or relating to the Property.

(c)	Except as disclosed on Exhibit D hereto, no
work has been performed or is in progress, or will be in progress, as of the date of the Closing, and no materials have been furnished to the Property or any portion thereof which might give rise to mechanic's, materialmen's or other liens against the Property or any portion thereof, except for work for which Seller is obligated to and will make payment contemporaneously with the Closing.

(d)	Seller shall promptly notify Buyer, in
writing, of the occurrence of any event of which Seller has knowledge which may change or vary the state of fact or any representation, warranty, or covenant made herein.

(e)	Except as disclosed on Exhibit E hereto, to
Seller's knowledge there are no underground tanks or pipelines below the surface of the Property or the Retained Property. To
Seller's knowledge no chemical or hazardous wastes or toxic substances exist, have been released into or deposited upon or below the surface of the Property or the Retained
Property or exist or have been released into any water systems on or below the surface of the Property or the Retained Property.

(f)	Seller has not made any contract to sell all
or any portion of the Property to any person or firm other that Buyer, and Seller has not given any other person or firm an option which is presently exercisable to purchase all or any part of the Property.

(g)	Seller has acquired, as a condition precedent
for Closing, all necessary approvals of this Purchase Agreement, the associated Master
Lease Agreement, and any other related
documents necessary for this transaction, from the Indiana Insurance Department and any other interested regulatory agencies or departments.

	PARAGRAPH 8.1 - CLOSING. This Agreement shall be closed (the "Closing") in the offices of Buyer or such other location agreed upon by Buyer and Seller at such time and on such date as may be designated in notice given by Buyer, but not later than December 31, 2001, unless otherwise provided herein, all conditions of this Agreement having been first satisfied and all covenants and agreements herein to be performed prior to Closing having been satisfied or performed.

	PARAGRAPH 8.2 - CURE OF DEFECTS AND OBJECTIONS BY SELLER. Seller shall cure any objections to the Title Commitment or the survey made by Buyer and any liens, encumbrances or other matters which are not included among the Permitted Encumbrances. In the event Seller is unable to cure any such objection within thirty (30) days after notice thereof from Buyer, Buyer shall have the right at its option to terminate this Agreement without penalty.

	PARAGRAPH 9.1 - ADJUSTMENTS AT CLOSING.

(a)	Buyer assumes and agrees to pay all real
estate taxes due and owing on the Property after Closing.

(b)	Casualty and other related insurance on the
Property held by Seller shall be canceled or transferred as of the date of Closing to be replaced by insurance to be held by Buyer.

(c)	At Closing, Seller agrees to pay all costs
of existing loans and recording the releases, Indiana gross income tax, recording costs customarily paid by sellers in Hamilton
County, Indiana, one-half (1/2) of the
closing costs charged by the Title Company and any other expense which is the obligation of Seller under this Agreement. At Closing,
Buyer shall pay all expenses incident to any loan obtained by Buyer, the closing fee charged by the Title Company, recording costs customarily paid by buyers in Hamilton
County, Indiana, one-half (1/2) of the
closing costs charged by the Title Company, and any other expense which is the obligation of Buyer under this Agreement.

	PARAGRAPH 10.1 - ASSUMPTIONS AND INDEMNITIES. Seller and Buyer agree to indemnify and hold each other, respectively, harmless of and from any breach of this Agreement and all liabilities, claims, demands and expenses, or any kind or nature (except those items which by the terms of this Agreement specifically become or are enumerated as an obligation of one of the parties hereunder) arising or accruing, with respect to Seller's indemnification of Buyer, on or before the date of Closing; and with respect to Buyer's indemnification of Seller, after the date of Closing, and which are in any way related to the ownership of the Property, and all expenses related thereto, including, without limitation, court costs and attorney's fees.

	PARAGRAPH 11.1 - NOTICE. All notices, demands, or other communications of any type (hereinafter collectively referred to as "Notices") given by one of the parties hereto to the other, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be in writing and hand-delivered to the person to whom the notice is directed, or sent via U.S. Mail, valid upon receipt. If to Buyer, notice shall be addressed to:

	Standard Management Corporation
	10689 N. Pennsylvania
	Indianapolis, IN 46280

with a copy to Stephen M. Coons, Esq., at the same address;
and if to Seller, notice shall be addressed to:

	Standard Life Insurance Company of Indiana
	10689 N. Pennsylvania
	Indianapolis, IN 46280

with a copy to Stephen M. Coons, Esq., at the same address.
Either party hereto may change the address for Notices specified above by giving the other party five (5) days advance written notice of such change.

	PARAGRAPH 12.1 --  MISCELLANEOUS.

(a)	The effective date of this Agreement shall
be the date specified on page one (1) hereof.

(b)	This Agreement shall not be assignable by
either party hereto.

(c)	This Agreement shall be construed and
interpreted in accordance with the laws of the State of Indiana, excluding the conflicts of laws provisions thereof. The parties agree that, in the event of any dispute under this agreement, venue and jurisdiction are proper in the courts of Marion County, Indiana.

(d)	This Agreement may not be further modified
except by an amendment in writing and
executed by both parties.

(e)	Each person executing this Agreement
warrants and represents that he is fully authorized on behalf of his respective principal to do so.

(f)	Possession of the Property shall be delivered
to the Buyer at Closing, subject only to Permitted Encumbrances and the terms and conditions hereof.

(g)	Each photocopy of facsimile copy of the
executed signature page of this document shall have the same full force and effect as an original executed instrument.




EXECUTED by Seller this ______ day of ____________, 20__.

			STANDARD LIFE INSURANCE COMPANY OF INDIANA

			By:_________________________________

			Its:_________________________________


EXECUTED by Buyer this ______ day of _____________, 20__.

			STANDARD MANAGEMENT CORPORATION

			By:_________________________________

			Its:_________________________________